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                                                                 EXHIBIT 4.2(b)

                                SUPPLEMENT NO. 1
                                       TO
                                    INDENTURE


         THIS SUPPLEMENT NO. I TO INDENTURE (this "SUPPLEMENT"), dated as of December 27, 1996, among Interface Holding Company, a corporation incorporated under the laws of the State of Nevada ("HOLDING"); Interface Royalty Company, a Nevada corporation ("ROYALTY"); Interface Licensing Company, a Nevada corporation ("LICENSING"); Interface Americas, Inc., a Georgia corporation ("AMERICAS"); Interface Specialty Resources, Inc., a Nevada corporation ("SPECIALTY RESOURCES"); Interface Americas Services, Inc., a Georgia corporation ("AMERICAS SERVICES"); Bentley Royalty Company, a Nevada corporation ("BENTLEY ROYALTY"); Prince Street Royalty Company, a Nevada corporation ("PRINCE STREET ROYALTY"); Re:Source Americas Enterprises, Inc., a Georgia corporation ("RE:SOURCE AMERICAS"); Guilford of Maine, Inc., a Nevada corporation ("GOM"); Guilford of Maine Decorative Fabrics, Inc., a Nevada corporation ("DECORATIVE FABRICS"); Guilford of Maine Finishing Services, Inc., a Nevada corporation ("FINISHING SERVICES"); Guilford of Maine Marketing Company, a Nevada corporation ("GOM MARKETING"); Interface Architectural Resources, Inc., a Georgia corporation ("ARCHITECTURAL RESOURCES"); Toltec Fabrics, Inc., a Georgia corporation ("TOLTEC"); Intek, Inc., a Georgia corporation ("INTEK"); Intek Marketing Company, a Nevada corporation ("INTEK MARKETING"); Superior Holding, Inc., a Texas corporation ("SUPERIOR HOLDING"); Quaker City International, Inc., a Pennsylvania corporation (QUAKER CITY"); Commercial Flooring Systems, Inc., a Pennsylvania corporation ("COMMERCIAL FLOORING"); and Congress Flooring Corp., a Massachusetts corporation ("CONGRESS FLOORING") and First Union National Bank of Georgia, a national banking association, as trustee under the Indenture defined below (the "TRUSTEE").

                              W I T N E S S E T H:

         WHEREAS, Interface, Inc., a Georgia corporation (the "COMPANY"), the Trustee, and the other signatories thereto, are party to that certain Indenture, dated as of November 15, 1995, relating to $125,000,000 in initial aggregate principal amount of the Company's 9 1/2 % Senior Subordinated Notes due 2005 and the Company's 9 1/2 % Series B Senior Subordinated Notes due 2005 (the "Indenture"); and

         WHEREAS, in accordance with Sections 12.03(b) and 4.16 of the Indenture the signatories hereto, other than the Trustee, desire to supplement the Indenture for purposes of becoming "Guarantors" of the Securities and the Indenture, subject to and in accordance with the terms of the Indenture, including without limitation, Article Twelve of the Indenture; and

         NOW, THEREFORE, in consideration of the premises, and for other good and valuable


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consideration, the receipt and adequacy of which are hereby acknowledged, each of the Additional Guarantors (as defined below) covenants and agrees as follows for the benefit of each other party to this Supplement and to the Indenture and for the equal and ratable benefit of the Holders of the Securities:

         1.DEFINED TERMS

         Holding, Royalty, Licensing, Americas, Specialty Resources, Americas Services, Bentley Royalty, Prince Street Royalty, Re:Source Americas, GOM, Decorative Fabrics, Finishing Services, GOM Marketing, Architectural Resources, Toltec, Intek, Intek Marketing, Superior Holding, Quaker City, Commercial Flooring and Congress Flooring are collectively referred to herein as the "ADDITIONAL GUARANTORS" and individually as a "GUARANTOR". Other capitalized terms used but not otherwise defined are used herein with the meaning specified for such terms in the Indenture.

         2.ADDITIONAL GUARANTORS

         Each of the Additional Guarantors agrees that it shall be and become a Guarantor for all purposes of the Indenture and the Securities issued pursuant thereto and in accordance therewith and shall be fully liable thereunder and therefor, subject to the provisions of Article Twelve of the Indenture, to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Securities, or the obligations of the Company or any other Guarantors to the Holders or the Trustee hereunder or thereunder to the extent and with the same effect as though each Additional Guarantor had been one of the Guarantors originally executing and delivering the Indenture and the Guarantee. All references in the Indenture and each Security to "Guarantors" or any "Guarantor" shall be deemed to include and to refer to each and every Additional Guarantor.

         3.GUARANTEE

         In furtherance of the foregoing and not in limitation thereof, and for value received, each of the undersigned Additional Guarantors hereby unconditionally guarantees to the Holder of a Security the payments of principal of, premium, if any, and interest on, each Security in the amounts and at the time when due, and interest on the overdue principal, premium, if any, and interest, if any, of a Security, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Securities, to each Holder of a Security and the Trustee, all in accordance with and subject to the terms and limitations of each Security, Article Twelve of the Indenture, and the Guarantee (of which the Guarantee set forth in this Section 3 of this Supplement shall be, and shall be deemed to be, a part). The validity and enforceability of the Guarantee set forth in this Section 3 of this Supplement shall not be affected by the fact that it is not affixed to any Security or all of the Securities.

         The obligations of each of the undersigned Additional Guarantors to the Holders of Securities



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and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article Twelve of the Indenture, and reference is hereby made to the Indenture for the precise terms of the Guarantee and all of the other provisions of the Indenture to which this Guarantee relates. The indebtedness evidenced by this Guarantee is, to the extent and the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full in cash or Cash Equivalents, of all Guarantor Senior Indebtedness as defined in the Indenture, and this Guarantee is issued subject to such provisions. Each Holder of a Security by accepting same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary and appropriate to effectuate the subordination as provided in the Indenture, and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose; provided, however, that such subordination provision shall cease to affect amounts deposited in accordance with the defeasance provisions of the Indenture upon the terms and conditions set forth therein.

         This Guarantee is subject to release upon the terms set forth in the Indenture.

         4.DUPLICATE ORIGINALS

                  The parties may sign any number of copies of this Supplement. Each signed copy shall be an original, but all such executed copies together represent the same agreement.

         5.GOVERNING LAW

         The laws of the State of New York shall govern this Supplement and the Guarantees set forth herein. Each Additional Guarantor agrees to submit to the jurisdiction of the courts of the State of New York in any action or proceeding arising out of or relating to the Indenture, this Supplement, the Guarantees, or the Securities.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplement to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.




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INTERFACE HOLDING COMPANY

By:   /s/ DANIEL T. HENDRIX
   --------------------------------
   Name:  Daniel T. Hendrix
   Title:  Senior Vice President


INTERFACE ROYALTY COMPANY

By:   /s/ DANIEL T. HENDRIX
   --------------------------------
   Name:  Daniel T. Hendrix
   Title:  Senior Vice President




INTERFACE LICENSING COMPANY

By:   /s/ DANIEL T. HENDRIX
   --------------------------------
   Name:  Daniel T. Hendrix
   Title:  Senior Vice President


INTERFACE AMERICAS, INC.

By:   /s/ DANIEL T. HENDRIX
   --------------------------------
   Name:  Daniel T. Hendrix
   Title:  Senior Vice President




INTERFACE SPECIALTY RESOURCES, INC.

By:   /s/ DANIEL T. HENDRIX
   --------------------------------
   Name:  Daniel T. Hendrix
   Title:  Senior Vice President


INTERFACE AMERICAS SERVICES, INC.


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